EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Stellar One Corporation

Charlottesville, Virginia

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83410) and on Form S-4 (No. 333-69216), of Stellar One Corporation and subsidiaries of our report dated February 16, 2006 relating to our 2005 audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2007.

Winchester, Virginia

March 14, 2008